                                                                 EXHIBIT 10.28



                           AREA DEVELOPMENT AGREEMENT

         THIS AREA DEVELOPMENT AGREEMENT ("Agreement") is entered into as of the 7th day of January, 2005 by and between BACK YARD BURGERS, INC. ("Franchisor"), and William N. Griffith ("Developer[s]").

                                    RECITALS

         A. The Franchisor is the owner of the trade name and service mark "BACK YARD BURGERS," certain valuable trade practices, and all of the recipes, formulae, operating procedures, exclusive systems, methods, techniques, designs, trademarks, service marks, copyrights, manuals, training materials, and all other items now or hereafter owned, used or provided by the Franchisor (collectively "Trade Practices") in connection with the retail sale of BACK YARD BURGERS franchises.

         B. BACK YARD BURGERS, INC. ("Franchisor") operates and franchises a number of drive-through and dine-in hamburger restaurants under the trade name "BACK YARD BURGERS" which are operated in accordance with the uniform standards of operation, including without limitation, design of building, layout of equipment, interior and exterior decoration, signs, operating methods, menus, advertising, sales techniques, personnel management and bookkeeping and accounting systems ("BACK YARD BURGERS System").

         C. Developer desires to obtain from the Franchisor a grant of the exclusive right to develop and operate a number of BACK YARD BURGERS Restaurants.

                           The grant pertains to Williamson County and Travis
                  County, Texas. The parties hereto desire to provide for such grant upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained herein, Franchisor and Developer agree as follows:

         1. GRANT OF DEVELOPMENT RIGHTS

                  A. The Franchisor hereby grants to Developer during the term of this agreement the exclusive right to open and operate BACK YARD BURGERS Restaurants ("Restaurant[s]") or ("Unit[s]") under the development schedule set forth in attached Addendum 1, incorporated herein by reference ("Development Schedule, Division of Territory and Map"). Developer shall be required and hereby agrees to open additional BYB units under the following conditions; unless otherwise agreed upon:

                           (1) A minimum of one (1) unit per each 70,000 population increase in the territory as reported by the U.S. Census Bureau;

                           (2) Provided that, the increases occur after the Developer has met and




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

                                    finished the terms and time of the
                                    Development Schedule and, such unit
                                    increases are established within the time limitations of the Franchise Agreement and any renewal periods.

                  B. The right of the developer to develop each Restaurant is contingent upon Developer not being in default under this Agreement, and in substantial compliance with the terms and conditions of the Franchise Agreements to which Developer is a party. Developer must have opened and be operating all Restaurants required by the Development Schedule.

                  C. This Agreement is not a Franchise Agreement, and does not grant to Developer any right to use Back Yard Burgers Trade Practices, nor the Back Yard Burgers System. Developer shall have no right under this Agreement to license others to use the Trade Practices or Back Yard Burgers System.

2. DEVELOPMENT FEE

         In consideration of the rights granted herein to Developer, Developer shall pay the franchisor upon the execution hereof a Development fee of Five Thousand Dollars ($5,000.00) per unit allocated to Developer under the Development Schedule. The Development fees shall be fully earned by the Franchisor upon execution hereof and is not refundable; provided, however that, upon execution of the Franchise Agreement for each unit, the Franchisor shall credit Developer $5,000.00 towards the franchise fee for that unit.

3. TERM

         The term of this Agreement shall be for a period of ten (10) years commencing on the date hereof unless extended, or sooner terminated by the Franchisor as provided for in this Agreement. Developer shall have such option to renew and extend the term of each individual franchise agreement as is provided for thereunder.

4. TERRITORY

         Exclusive Territory. During the term of this Agreement and any extension hereof, the Franchisor shall not own, operate or grant a franchise for any other Back Yard Burgers Restaurant within the following described territory:

                   Williamson County and Travis County, Texas except in or in conjunction with any military installation, zoo, or amusement park. A map showing the Territory is attached hereto and incorporated herein as Addendum 1, Page 12 If Developer fails to meet a requirement of the Development Schedule, the Franchisor may develop a Restaurant or grant a franchise for a Restaurant within the Territory, but not within the protected territory of any of Developer's Restaurants, or restaurant sites approved by the Franchisor as such territory is described in the respective franchise Agreement unless such failure is due to fire, flood, earthquake or other similar causes beyond the Developer's control.


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

5. FRANCHISE AGREEMENTS

         Developer may only develop a Restaurant hereunder by executing a Franchise Agreement with Franchisor ("Franchise Agreement") for such Restaurant, to be located at site approved by Franchisor as provided therein. The Franchise Agreement for each Restaurant developed under the Development Schedule shall be the form of the Franchise Agreement then being offered by Franchisor which will be substantially in the form provided as Exhibit D to the Uniform Franchise Offering Circular. Such Franchise Agreement shall not be effective unless executed by Franchisor; Franchisor need not execute a Franchise Agreement if Developer is then in default under any provision hereof.

6. INITIAL FRANCHISE FEE

         For each Restaurant to be developed pursuant to the terms hereof, Developer shall pay to Franchisor at the earlier of a.) submitting the building plan to state or local regulatory authorities for approval, b.) the signing of the property lease, c.) closing on the property, d.) or the signing of the Franchise Agreement, a Franchise fee of Twenty-Five Thousand Dollars ($25,000.00) for the first franchise, and Twenty-Two Thousand Dollars ($22,000.00) for subsequent franchises developed under this Agreement. This fee shall be fully earned upon execution of the Franchise Agreement, and will be non-refundable. Franchisor shall credit Developer $5,000.00 towards the Franchise fee for each unit developed, per paragraph 2 of this Agreement.

7. RESTAURANT OPERATION

         Each Restaurant to be developed by Developer must be opened and operated in accordance with and pursuant to the respective Franchise Agreement. Developer's rights with respect to each Restaurant will be governed by the Franchise Agreement for each restaurant.

8. TERMINATION

         A. Termination at end of term. This Agreement shall terminate as to all parties at the end of the term hereof if not renewed pursuant to the provisions of Paragraph 3.

         B. Termination For Good Cause. This Agreement shall not be terminated except for good cause. The occurrence of any of the following events shall constitute good and sufficient cause for Franchisor, at its absolute option and without prejudice to any other rights or remedies provided for hereunder or by law or equity, to terminate this Agreement:

                  1.  Immediately and without an opportunity to cure as follows:

                           (a) If Developer shall be adjudicated bankrupt, or if any proceeding by or against Developer or his corporation is instituted under any section of the Bankruptcy Act, or if a receiver (permanent or temporary) of Developer's property or any part thereof is appointed by a court of competent authority; if Developer or his corporation


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                                    makes a general assignment for the benefit
                                    of creditors, or if a final judgment remains unsatisfied of record for thirty (30) days or longer (unless a supersede as bond is filed) or if execution is levied against Developer's business or property, or suit to foreclose any lien or mortgage against the restaurant or equipment is instituted against Developer and not dismissed or stayed within thirty (30) days.

                           (b) The Franchisor and Developer agree in writing to terminate the Agreement;

                           (c)      The Developer makes any material
                                    misrepresentations relating to the
                                    acquisition of the Development Agreement or the Developer engages in conduct which reflects materially and unfavorably upon the operation and reputation of the franchise business or system;

                           (d) The Developer on three or more occasions within a one year period fails to comply with one or more requirements of this Agreement, or any Franchise Agreement, whether or not corrected after notice;

                           (e) The Developer is convicted of a felony or any other criminal misconduct which is relevant to the operation of the business;

                           (f) Developer's voluntary abandonment of any of the Restaurants except for reasons beyond Developer's control.

                  2. Unless otherwise provided herein, after an opportunity to cure as follows:

                           (a) The Developer fails to pay any fees or other amounts due to the Franchisor within ten
                                    (10) days after receiving written notice that such fees are overdue;

                           (b) If the Developer fails, for a period of fifteen (15) days after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to the operation of the business; and

                           (c) If Developer violates any other term or condition of this Agreement or any Franchise Agreement and Developer fails to cure such violation within thirty (30) days after written notice from Franchisor to cure same.

         C. Monetary Obligations. In the event of termination of this Agreement in its entirety, Franchisor may retain all fees paid pursuant to this Agreement. In addition, all obligations of Franchisor to Developer and all rights of Developer under this Agreement shall then terminate; however, any obligations of Developer


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

                  to take, or abstain from taking, any action upon termination pursuant to this Agreement shall not be affected by such termination, including the payment to Franchisor of all sums earned and due from Developer at the time of termination. No franchise fees or sums defined in this agreement which are unearned at the time of termination shall be payable beyond the termination date.

9. ASSIGNMENT BY DEVELOPER

         A. Restriction on Transfer. This Agreement is personal to Developer and shall not be assigned, either voluntarily or by operation of law, except as provided herein, without the prior written consent of Franchisor, which consent shall not be unreasonably withheld. No partial assignment of this Agreement shall be allowed. No assignment may be made to a corporation or control transferred to anyone through the sale of corporate shares either voluntarily or by operation of law, except as provided herein, except Developer retains at least fifty-one percent (51%) ownership of said corporation, without the prior written consent of Franchisor, which consent shall not be unreasonably withheld.

         B. Corporation as Proposed Assignee. If the proposed assignee is a corporation, Franchisor shall have the right in its' sole discretion, as a condition to granting its consent, to require responsible officers and principal shareholders of the corporation to guarantee the performance of the corporation hereunder.

         C. Other Agreements. If Franchisor consents to the assignment of this Agreement, it shall also consent to the assignment of any and all other agreements between Franchisor, its affiliates and Developer in connection with the Restaurants. Developer, in the event of assignment of this Agreement, shall also assign all leases and other agreements in connection with the Restaurants to the same assignee.

         D. Execution of Then-Current Agreements. In any approved sale or assignment of this Agreement, the assignee shall complete and sign all appropriate forms and agreements required by Franchisor, including assignments of each Franchise Agreement then in effect. The term to be conveyed to any purchaser or assignee shall be the balance of the term of this Agreement as to each Restaurant unless otherwise agreed upon by Franchisor. The assignee and/or assignee's managerial employees will be required to fulfill all of the Franchisor's training requirements before operating any of the Restaurants.

         E. Void Assignments. Any purported assignment of this Agreement without the written consent of Franchisor shall be void and any such attempt to assign or transfer this Agreement shall be a breach hereof.

         F. Franchisor's Right of First Refusal Regarding the Development Agreement. Prior to the sale or assignment by Developer of this Agreement in a transaction requiring Franchisor's consent, Franchisor shall have the option, exercisable within thirty (30) days after receipt



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

                  of notice from Developer of the proposed sale or assignment, to purchase Developer's rights under this Agreement for the price and on the terms and conditions of the proposed sale. Such notice shall specify the name and address of the proposed purchaser, and shall set forth the price, terms, conditions, and date and place of closing of the proposed sale. Should Franchisor not exercise this right and should the contemplated sale not be completed, or should the terms and conditions thereof be altered in any way, this right of first refusal shall be reinstated and any subsequent proposed sale, or the altered terms and conditions of the current transaction, must again be offered to Franchisor in accordance with this Section.

         G. Release of Franchisor. Upon consent of Franchisor to any assignment, Developer shall bring all accounts with Franchisor current and shall execute a general release of all claims against Franchisor.

10. DEATH OR DISABILITY OF DEVELOPER

         In the event of the death or disability of the Developer, Franchisor shall consent to the transfer of the interest to Developer's spouse, heirs, or relative, by blood or by marriage, whether such a transfer is made by Will or by operation of law if, at the sole discretion and judgment of Franchisor, such person or persons obtaining said interest shall be capable of conducting said business in a manner satisfactory to Franchisor. In the event Franchisor does not consent to such transfer, Franchisee's rights hereunder shall, at Franchisor's option, terminate. This paragraph shall only apply to the extent Developer owns the rights hereunder personally and has not assigned such rights to a corporation, limited liability company, partnership, or any other entity.

11. IN-TERM COMPETITION

         During the term of this Agreement neither Developer nor his employees, without Franchisor's written approval, shall own, maintain, operate, engage in, or have any interest in any business which sells goods or services of a like competitive nature, more specifically, hamburger or chicken sandwich restaurants, and which is located within ten (10) miles of the protected territory of any company-owned or franchised Restaurant. This subsection shall not apply to ownership by Franchisee as a passive investor of less than five percent (5%) interest in a publicly-held corporation listed on a national stock exchange or traded on the over-the-counter market.

12. EMPLOYMENT OF FRANCHISOR'S EMPLOYEES

         Developer agrees that without the express written approval of Franchisor, he shall not employ, nor seek to employ, any full or part-time employee of Franchisor and will not, directly or indirectly, induce any such person to leave his or her employment as aforesaid. This prohibition, shall likewise apply to all such employees whose employment has been terminated, for any reason, with Franchisor for a period of less than four (4) months prior to being hired by Developer.



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


13. FRANCHISOR RESTAURANTS

         Developer acknowledges, approves, and consents to Franchisor having the absolute right to own and operate or sell as many Restaurants as Franchisor, in its sole discretion, may decide. Developer agrees not to raise any objections to such Restaurants, nor to interfere in any way with their operation or management by Franchisor, provided such Restaurants are not located within Developer's Territory, except such Restaurants as Franchisor may develop pursuant to Paragraphs 4 and 9 of this Agreement.

14. FRANCHISOR'S AND DEVELOPER'S RIGHT OF FIRST REFUSAL REGARDING RESTAURANTS

         If Franchisor or Developer desires to sell, assign or transfer its rights in any Restaurant located within the Territory, it shall first notify the other in writing of its intent to sell, assign, or transfer said rights upon the same terms and conditions to the other, who shall then have thirty (30) days after receipt within which to review and accept or reject the written offer; provided, however, that if additional information is requested, it shall have ten (10) days from receipt of the additional information to make its decision. If the offer has not been accepted within thirty (30) days of receipt of the offer or ten (10) days from receipt of additional information, whichever is longer, the sale to the prospective purchaser, assignee or transferee may be concluded.

15. INSURANCE, CONDEMNATION

         A. Liability, Fire, Business Interruption, and Worker's Compensation Insurance. During the term hereof, in the event Developer obtains a Restaurant site by purchase or executed lease prior to execution of a Franchise Agreement covering such site, Developer shall obtain and maintain for such site insurance coverage in accordance with Franchisor's current insurance requirements for Franchisees. The coverage shall also comply with the requirements of Developer's lease, if any, for such site. Developer shall carry also such Workers' Compensation insurance as may be required by applicable law. Upon execution of a Franchise agreement covering the site, Developer shall maintain insurance covering the site, in accordance with the applicable provisions of such Franchise Agreement.

         B. Conditions of Coverage. Franchisor shall be named as an additional insured, to the extent of its interest, on all of such policies and shall be provided with certificates of insurance evidencing such coverage. All public liability and property damage policies shall contain a provision that Franchisor, although named as an insured, shall nevertheless be entitled to recover under such policies on any loss occasioned to it, its affiliates, agents and employees by reason of the negligence of Developer, its principals, contractors, agents or employees. All policies shall provide Franchisor with at least thirty (30) days notice of cancellation or termination of coverage. Franchisor reserves the right to specify reasonable changes in the types and amounts of insurance coverage required by this Section. Should Developer fail or refuse to procure the required insurance coverage from an insurance carrier acceptable to Franchisor or to maintain it as required hereby, Franchisor may procure such coverage for Developer, in which event Developer agrees to pay the required premiums or to reimburse Franchisor upon Franchisor's demand. Failure to maintain the required insurance or to promptly reimburse Franchisor for any premiums paid on behalf of Developer by Franchisor shall constitute a default hereunder.




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


16. RELATIONSHIP OF THE PARTIES

         Developer is and shall be an independent contractor. No employee of Developer shall be deemed to be an employee of Franchisor. Nothing herein contained shall be construed to create a partnership, joint venture or agency between Developer and Franchisor.

         Neither party hereto shall be liable for the debts or obligations of the other unless expressly assumed in writing.

17. NOTICE

         All notices under this Agreement shall be in writing and shall be delivered by personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the parties.

18. HEIRS AND SUCCESSORS

         This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, successors, and assigns.

19. WAIVER

         Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights. Any waiver, including waiver of default, in any one instance shall not constitute a continuing waiver or a waiver in any other instance. Any acceptance of money or other performance by Franchisor from Developer shall not constitute a waiver of any default except as to the payment of the particular payment or performance so received.

20. ATTORNEY'S FEE

         If any action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, or to interpret this Agreement or any of the provisions hereof, the successful or prevailing party shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, whether or not said action or proceeding goes to final judgment, in addition to any other relief to which it or they may be entitled.

21. GOVERNING LAW

         This Agreement shall be interpreted according to the internal laws of the State of Tennessee without regard to its conflict of law provisions.



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


22. ENTIRE AGREEMENT

         This Agreement represents the entire understanding between the parties and supersedes all other negotiations, agreements, representations and covenants, oral or written, except any other agreement executed by the Franchisor, and Developer in connection herewith. This Agreement may not be modified except by a written instrument signed by all the parties hereto.

         Developer acknowledges and agrees that Franchisor has made no promises or warranties to Developer concerning the profitability or of success of the franchised business to be developed. Developer acknowledges that it has been informed by Franchisor that there can be no guaranty of success in such business. No other agreements, representations, promises, commitments or the like, of any nature, exist between the parties except as set forth or otherwise referenced herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                 FRANCHISOR:
                                                 BACK YARD BURGERS, INC.
                                                 A DELAWARE CORPORATION

                                                 By: /s/ Lattimore M. Michael
                                                     --------------------------
                                                Title: Chief Executive Officer
                                                       ------------------------

                                                Witness: /s/ Michael G. Webb
                                                        ------------------------
                                                 Date: January 7, 2005
                                                       -------------------------

                                                 DEVELOPER:
                                                 William N. Griffith

                                                 By: /s/ William N. Griffith
                                                     ---------------------------

                                                 Witness: /s/ Michael G. Webb
                                                         -----------------------

                                                 Date: January 7, 2005
                                                       -------------------------


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


                                   ADDENDUM 1

                              DEVELOPMENT SCHEDULE,
                          DIVISION OF TERRITORY AND MAP

         (A) TERRITORY:

                   Williamson County and Travis County, Texas


                                                           Total Units Operating
          Date                                               at End of Period
         270 days after the termination/expiration of the
            Consulting Services Agreement                          1 Unit
         06/30/07                                                  2 Units
         12/31/07                                                  3 Units
         12/31/08                                                  5 Units
         12/31/09                                                  7 Units
         12/31/10                                                  9 Units
         12/31/11                                                  10 Units



All locations shall be constructed according to the above schedule and the store type limitations apply to each of the listed territories.

                  (B) GOVERNING LAW, JURISDICTION AND VENUE

                  1. The provisions of the Area Development Agreement concerning governing law, jurisdiction and venue shall not constitute a waiver of any right conferred upon Texas law. Tennessee law governs this agreement. Jurisdiction and venue shall be in Tennessee.

         (C)      DIVISION OF TERRITORY

                  The exclusive territory is delineated on the map (Page 11) attached hereto and incorporated herein, as set forth in
                  Section 4 Paragraph A. The territory is defined as

                   Williamson County and Travis County, Texas



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


                                   ADDENDUM 2

                                 DEVELOPMENT FEE



         Section 2 of this Agreement is herby deleted in its entirety and replaced by the following:

     "2. DEVELOPMENT FEE

         Developer will not be required to pay any Development fees to the Franchisor."




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



                                   ADDENDUM 3

                              INITIAL FRANCHISE FEE



         Section 6 of the Agreement is herby deleted in its entirety and replaced by the following:

"6. INITIAL FRANCHISE FEE

For each Restaurant to be developed pursuant to the terms hereof, Developer shall pay to Franchisor at the earlier of a.) submitting the building plan to state or local regulatory authorities for approval, b.) the signing of the property lease, c.) closing on the property, d.) or the signing of the Franchise Agreement, a Franchise fee of Five Thousand Dollars ($5,000.00) for the first franchise, Zero Dollars ($0.00) for the second franchise, and Twenty-Two Thousand Dollars ($22,000.00) for each of the eight subsequent franchises developed under this Agreement. This fee shall be fully earned upon execution of the Franchise Agreement, and will be non-refundable.




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


                                   ADDENDUM 4

                             COVENANTS OF FRANCHISOR

The Company agrees to amend Section 3 item (h) of the Franchise Agreement for the second franchise (once executed) to read as follows:

"(h) For a period of two years beginning with the commencement of operations of the Franchisee's second Restaurant, Franchisor agrees to spend one percent (1%) of taxable sales to market the Franchisee's second Restaurant."




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